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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                                 JUNE 10, 1996
                                 Date of Report
                       (Date of earliest event reported)





                                  AVIALL, INC.
             (Exact name of Registrant as specified in its charter)




           DELAWARE                      1-12380                 65-0433083
   (State of incorporation)      (Commission File Number)      (I.R.S. Employer
                                                             Identification No.)


          2055 DIPLOMAT DRIVE
             DALLAS, TEXAS                                           75234
(Address of principal executive offices)                           (Zip Code)




                                 (214) 406-2000
              (Registrant's telephone number, including area code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     As discussed in more detail below, Aviall, Inc. (the "Company") has sold its aircraft engine and component repair operations ("Engine Services") and, in a separate transaction, the Company has sold its Miami-based accessory services operations ("Accessory Services"). As previously reported in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 ("1995 Form 10-K"), the Company's Engine Services and Accessory Services operations had been reclassified as discontinued operations.

Sale of Accessory Services

     Pursuant to an Asset Purchase Agreement, dated April 25, 1996 (the "Curtiss-Wright Agreement"), with Curtiss-Wright Flight Systems, Inc. ("Curtiss-Wright"), a wholly owned subsidiary of Curtiss-Wright Corporation, on May 20, 1996 the Company sold substantially all of the assets of its Accessory Services operations and transferred certain liabilities of these operations to Curtiss-Wright. At closing, the Company received approximately $16.0 million in cash from Curtiss- Wright. The purchase price is subject to adjustment based upon a post-closing audit of the assets acquired and liabilities assumed by Curtiss-Wright. The amount and terms of such consideration were determined following arm's length negotiations between the Company and Curtiss-Wright.

     Curtiss-Wright has no material relationship with the Company, or to the best of the Company's knowledge, any of the Company's affiliates, directors or officers or associates of any such directors or officers.

     The foregoing is a summary of certain terms of the Curtiss-Wright Agreement and is qualified in its entirety by reference to the full text of such agreement, a copy of which has been filed as an exhibit to the Company's Current Report on Form 8-K dated April 19, 1996, and is incorporated herein by reference.

Sale of Engine Services

     Under the terms of the Agreement of Purchase and Sale, dated April 19, 1996 (the "Greenwich Agreement"), between Greenwich Air Services, Inc. ("Greenwich") and its wholly owned subsidiary, GASI Engine Services Corporation ("GASI"), and the Company and its wholly owned subsidiary, Aviall Services, Inc. ("Aviall Services"), on June 10, 1996: (i) Aviall Services sold to GASI the assets of its Engine Services operations located in Dallas, Ft. Worth, and McAllen, Texas, and (ii) the Company sold to GASI all of the stock of its wholly owned Engine Services subsidiary, Aviall Limited, which is located in Prestwick, Scotland. Pursuant to the terms of the Greenwich Agreement, GASI also assumed certain of the liabilities, including trade payables, deposits and certain other accrued expenses of the Engine Services operations.

     At closing, Aviall Services received approximately $232.0 million in cash and $15.0 million was placed into escrow pending completion of a post-closing audit. Such purchase price is subject to adjustment, based upon the difference between the Company's audited final closing date balance sheet and the preliminary closing date balance sheet, and subject to certain other conditions. The amount and terms of such consideration were determined following arm's length negotiations between the Company and Greenwich.

     Greenwich does not have any material relationship with the Company, or to the best of the Company's knowledge, any of the Company's affiliates, directors or officers or associates of any such directors or officers.

     The foregoing is a summary of certain terms of the Greenwich Agreement and is qualified in its entirety by reference to the full text of such agreement, a copy of which has been filed as an exhibit to the Company's Current Report on Form 8-K dated April 19, 1996, and is incorporated herein by reference.

     As previously disclosed in the 1995 Form 10-K, substantially all of the net proceeds of the sales of the Accessory Services and Engine Services operations were used to repay existing indebtedness under the Company's bank credit facility and to cover transaction-related costs.





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Item 7.  Financial Statements and Exhibits

     (b)  Pro forma financial information

          The consolidated financial statements included in the 1995 Form 10-K and the Form 10-Q for the period ended March 31, 1996 fully reflect the impact of the disposition of the businesses described in Item 2 in this report. These businesses were accounted for using discontinued operations treatment in the above consolidated financial statements. Therefore, the continuing operations of the Company were separately disclosed throughout the financial statements and accompanying management discussion. Based on the foregoing, separate pro forma financial information is not necessary in connection with this report.

     (c)  Exhibits

                2.1 -- Agreement of Purchase and Sale among Aviall, Aviall Services, GASI and Greenwich, dated April 19, 1996, incorporated herein by reference to Exhibit 2.1 to Aviall's Current Report on Form 8- K, dated April 19, 1996. (In accordance with Item 601 of Regulation S-K, the copy of the Greenwich Agreement filed with the Securities and Exchange Commission ("SEC") does not include the schedules or exhibits thereto, which schedules and exhibits are listed in the table of contents to the Greenwich Agreement. Aviall agrees to furnish supplementally to the SEC a copy of such schedules and exhibits.)

                2.2 -- Asset Purchase Agreement between Aviall and Curtiss-Wright, dated April 25, 1996, incorporated herein by reference to Exhibit 2.2 to Aviall's
                          Current Report on Form   8-K, dated April 19, 1996.
                          (In accordance with Item 601 of Regulation S-K, the copy of the Curtiss-Wright Agreement filed with the SEC does not include the schedules or exhibits thereto, which schedules and exhibits are listed in the exhibit index to the Curtiss-Wright Agreement. Aviall agrees to furnish supplementally to the SEC a copy of such schedules and exhibits.)





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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              AVIALL, INC.



                                              By:    /s/ Jeffrey J. Murphy
                                                  ------------------------------
                                                         Jeffrey J. Murphy
                                                  Senior Vice President,
                                                  Law and Human Resources,
                                                  Secretary and General Counsel


June 28, 1996





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